   As filed with the Securities and Exchange Commission on December 14, 2001
                                                       Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         PACIFICARE HEALTH SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                      95-4591529
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                   ----------

               3120 Lake Center Drive, Santa Ana, California 92704
                    (Address of principal executive offices)

                                   ----------

                       2001 Amendment and Restatement of
                      the PacifiCare Health Systems, Inc.,
                         Savings and Profit-Sharing Plan
                            (Full title of the plan)

                                   ----------

                           Joseph S. Konowiecki, Esq.
                          General Counsel and Secretary
                         PacifiCare Health Systems, Inc.
                             3120 Lake Center Drive
                           Santa Ana, California 92704
                                 (714) 825-5200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:

                             Frederick T. Muto, Esq.
                             Barbara L. Borden, Esq.
                               Cooley Godward LLP
                               4401 Eastgate Mall
                            San Diego, CA 92121-9109
                                 (858) 550-6000

                                          CALCULATION OF REGISTRATION FEE
=======================  =====================  =====================  =====================  =====================
                                                   Proposed Maximum      Proposed Maximum
 Title of Securities          Amount to be             Offering              Aggregate              Amount of
   to be Registered            Registered         Price per Share (1)    Offering Price (1)      Registration Fee
-----------------------  ---------------------  ---------------------  ---------------------  ---------------------
 Common stock, par
  value $0.01 per
 share, including
 related rights to
 purchase Series A
junior participating
preferred stock (2)(3)        2,000,000 shares  $               14.23  $          28,460,000  $               6,802
-----------------------  ---------------------  ---------------------  ---------------------  ---------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq National Market on a date within five business days of the filing hereof with respect to the shares being registered.

(2) Underlying shares of common stock to be issued under the 2001 Amendment and Restatement of the PacifiCare Health Systems, Inc., Savings and Profit-Sharing Plan (the "Plan").

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Plan.



                                       2.

                                     PART II
                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by PacifiCare Health Systems, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "Form 10-K"), which is the Registrant's latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and which contains audited financial statements for the Registrant's latest fiscal year for which a Form 10-K was required to have been filed.

        (b) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2000 (the "Form 11-K"), which is the Plan's latest Annual Report on Form 11-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act and which contains audited financial statements for the Plan's latest fiscal year for which a Form 11-K was required to have been filed.

        (c) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

        (d) The Registrant's Current Reports on Form 8-K filed on January 25, 2001, June 1, 2001, June 18, 2001, June 19, 2001, June 22, 2001, June 26, 2001,
July 9, 2001, July 12, 2001, July 25, 2001, August 1, 2001, August 28, 2001,
September 4, 2001 and October 4, 2001.

        (e) The description of the Registrant's Common Stock, set forth in a Registration Statement on Form 8-B filed by the Registrant as N-T Holdings, Inc., our former name, on January 9, 1997, as amended by the Form 8-A filed by the Registrant with the SEC on December 4, 2001.

        All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES

     The Registrant's certificate of incorporation authorizes the Registrant to issue 200,000,000 shares of common stock, par value $0.01 per share, and 40,000,000 shares of preferred stock, par value $0.01 per share. As of December 11, 2001, approximately 34,537,000 shares of common stock were outstanding and no shares of preferred stock were outstanding.


COMMON STOCK


VOTING. Common stockholders are entitled to one (1) vote per share for the election of directors and on all other matters that require stockholder approval.


DIVIDENDS AND OTHER DISTRIBUTIONS. Holders of the Registrant's common stock are entitled to share in an equal amount per share in any dividends declared by the Registrant's board of directors and paid out of legally available assets.

DISTRIBUTION ON DISSOLUTION. Subject to any preferential rights of any outstanding preferred stock, in the event of the Registrant's liquidation, dissolution or winding up, holders of the Registrant's common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.


OTHER RIGHTS. The Registrant's common stock does not carry any preemptive or redemptive rights enabling a holder to subscribe for, or receive shares of, any class of the Registrant's common stock or any other securities convertible into shares of any class of the Registrant's common stock.


PREFERRED STOCK. Under the Registrant's Amended and Restated Certificate of Incorporation, the Registrant's board of directors has the authority, without further action by stockholders, to designate up to 40,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to, or imposed upon, the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any and all of which may be greater than the rights of the common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance of preferred stock could have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of the Registrant.


STOCKHOLDER RIGHTS AGREEMENT


In November 1999, the Registrant's board of directors adopted a stockholder rights agreement to protect stockholder rights in the event of a proposed takeover. The board of directors declared a dividend of one right for each share of the Registrant's common stock outstanding as of November 19, 1999. The right entitles the registered holder to purchase from the Registrant 1/100th of a share of Series A junior participating preferred stock at a price of $180 per 1/100th of a preferred share. Similar rights will generally be issued in respect of common stock issued after November 19, 1999.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's bylaws provide that the Registrant will indemnify its directors, officers, employees or agents in a manner consistent with the provisions of the Delaware General Corporation Law.

In addition, the Registrant's certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Registrant maintains a policy providing directors' and officers' liability insurance, which insures directors and officers of the Registrant in certain circumstances.

Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The following exhibits are filed as part of this Registration Statement:


  4.01     Amended and Restated Certificate of Incorporation of Registrant
           (incorporated by reference to Exhibit 99.1 to Registrant's
           Registration Statement on Form S-3 filed on July 16, 1999 (File No.
           333-83069)).

  4.02 Bylaws of Registrant (incorporated by reference to Exhibit 99.2 to the Registrant's Registration Statement on Form S-3 filed on July 16,
           1999 (File No. 333-83069)).

  4.03     Form of Specimen Certificate for Registrant's Common Stock
           (incorporated by reference to Exhibit 4.02 to Registrant's Form 10-K for the year ended December 31, 1999).

  4.04     Certificate of Designation of Series A Junior Participating Preferred
           Stock of Registrant (incorporated by reference to Exhibit 4.1 to Registrant's Form 8-K filed on November 19, 1999).

  4.05     Rights Agreement, dated as of November 19, 1999, between the
           Registrant and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 99.2 to Registrant's Form 8-K filed on November 19, 1999).

  5.01     Opinion of Cooley Godward LLP.

  15.01    Acknowledgement of Ernst & Young LLP, Independent Auditors.

  23.01    Consent of Ernst & Young LLP, Independent Auditors.

  23.02    Consent of Cooley Godward LLP (included in Exhibit 5.1).

  24.01    Power of Attorney (appears on signature page).

  99.01    2001 Amendment and Restatement of the PacifiCare Health Systems,
           Inc. Savings and Profit-Sharing Plan.

ITEM 9. UNDERTAKINGS

1. The undersigned Registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 12 day of December, 2001.


                                    PACIFICARE HEALTH SYSTEMS, INC.


                                    By:  /s/ HOWARD G. PHANSTIEL
                                        ----------------------------------------
                                           Howard G. Phanstiel
                                    Title: President and Chief Executive Officer




                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard G. Phanstiel and Gregory W. Scott, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and on his or her behalf, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                               TITLE                           DATE
      /s/ HOWARD G. PHANSTIEL             President and Chief Executive         December 12, 2001
------------------------------------      Officer (Principal Executive
         HOWARD G. PHANSTIEL              Officer)


        /s/ GREGORY W. SCOTT              Executive Vice President and          December 12, 2001
------------------------------------      Chief Financial Officer
          GREGORY W. SCOTT                (Principal Financial Officer)


        /s/ SUSAN L. BERKEL               Senior Vice President, Finance        December 12, 2001
------------------------------------      and Corporate Controller (Chief
           SUSAN L. BERKEL                Accounting Officer)


         /s/ DAVID A. REED                Chairman of the Board                 December 12, 2001
------------------------------------
            DAVID A. REED


        /s/  BRADLEY C. CALL              Director                              December 12, 2001
------------------------------------
           BRADLEY C. CALL


       /s/ SHIRLEY S. CHATER              Director                              December 12, 2001
------------------------------------
          SHIRLEY S. CHATER


      /s/  TERRY O. HARTSHORN             Director                              December 12, 2001
------------------------------------
         TERRY O. HARTSHORN


    /s/  ARTHUR B. LAFFER, PH.D.          Director                              December 12, 2001
------------------------------------
       ARTHUR B. LAFFER, PH.D.


         /s/ GARY L. LEARY                Director                              December 12, 2001
------------------------------------
            GARY L. LEARY


       /s/ SANFORD M. LITVACK             Director                              December 12, 2001
------------------------------------
         SANFORD M. LITVACK


     /s/ WARREN E. PINCKERT, II           Director                              December 12, 2001
------------------------------------
       WARREN E. PINCKERT, II


         /s/ LLOYD E. ROSS                Director                              December 12, 2001
------------------------------------
            LLOYD E. ROSS

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                               DESCRIPTION
  4.01     Amended and Restated Certificate of Incorporation of Registrant
           (incorporated by reference to Exhibit 99.1 to Registrant's
           Registration Statement on Form S-3 filed on July 16, 1999 (File No.
           333-83069)).

  4.02 Bylaws of Registrant (incorporated by reference to Exhibit 99.2 to the Registrant's Registration Statement on Form S-3 filed on July 16,
           1999 (File No. 333-83069)).

  4.03     Form of Specimen Certificate for Registrant's Common Stock
           (incorporated by reference to Exhibit 4.02 to Registrant's Form 10-K for the year ended December 31, 1999).

  4.04     Certificate of Designation of Series A Junior Participating Preferred
           Stock of Registrant (incorporated by reference to Exhibit 4.1 to Registrant's Form 8-K filed on November 19, 1999).

  4.05     Rights Agreement, dated as of November 19, 1999, between the
           Registrant and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 99.2 to Registrant's Form 8-K filed on November 19, 1999).

  5.01     Opinion of Cooley Godward LLP.

 15.01     Acknowledgement of Ernst & Young LLP, Independent Auditors.

  23.01    Consent of Ernst & Young LLP, Independent Auditors.

  23.02    Consent of Cooley Godward LLP (included in Exhibit 5.1).

  24.01    Power of Attorney (appears on signature page).

  99.01    2001 Amendment and Restatement of the PacifiCare Health Systems,
           Inc. Savings and Profit-Sharing Plan.